NEWS RELEASE

ALASKA SILVER ANNOUNCES NEW HIGH-GRADE DISCOVERY ZONE: SILVER SAGE

TUCSON, ARIZONA, US - November 3, 2025 - Alaska Silver Corp. (the "Company," "Alaska Silver" or "WAM") (TSXV: "WAM", OTCQX: "WAMFF") is pleased to announce the discovery of a new high-grade mineralized zone, named Silver Sage, on its 100% owned Illinois Creek ("IC") Carbonate Replacement Deposit ("CRD") project in western Alaska.

The Silver Sage zone represents a significant exploration breakthrough, located 4.8km south of the Waterpump Creek resource. The discovery has been confirmed through surface trenching, pit sampling, and initial drilling. Drill hole results will be discussed when assay results are received and reviewed.

Discovery Highlights:

● New high-grade zone identified: Early work confirms Silver Sage as a promising mineralized system with near-surface samples running:

○ 1,235 g/t silver ("Ag") with 65% lead ("Pb"); and

○ 1,135 g/t Ag with 73% Pb.

● Extensive surface exploration completed:

○ 8 trenches, all of which contained mineralization and/or alteration

○ Over 100 excavator pits

● Initial drilling completed:

○ 9 preliminary drill holes totaling 906.5 meters designed to define stratigraphy and alteration in the zone

● District-scale potential: Newly discovered manifestation of a major CRD system

"The discovery of Silver Sage marks a major step forward for Alaska Silver. Early indications of high-grade mineralization, combined with the scale of this brand-new surface expression within the Illinois Creek system, reinforce our belief that the Illinois Creek project hosts a large, district-scale CRD system. We're excited by the potential this new zone represents and look forward to sharing assay results as they become available."

- Kit Marrs, CEO of Alaska Silver Corp.

"I am not surprised that a new mineralization zone has been found at Illinois Creek - it is an extensive CRD system, and these typically have numerous spokes that lead back to the intrusive hub. I enthusiastically recommend more drilling at Silver Sage next summer and systematic exploration for additional, covered mineralization centers on the property."

- Dr. Peter K.M. Megaw- Exploration Advisor to Alaska Silver Corp.

Investors are cautioned that grab, surface  and trenching samples are inherently selective and serve to prove the presence of mineralization only. The results are not necessarily indicative of the overall grade and extent of mineralization on the subject area

High-Grade Surface Results:

● Silver

○ Silver values in the 300 g/t range with grab samples up to 1,235 g/t in Trench 45 ("T45")

■ T45 Grab Samples:

● 1235 g/t Ag with 65% Pb

● 1135 g/t Ag with 73% Pb

■ T45 Channel Sample:

● 0.5 m true thickness containing 326 g/t Ag and 30.57% Pb

○ Ranges from 106 to 766 g/t Ag in T48

● Lead

○ Pb mineralization is extensive, with grades from 1% up to 73% Pb across trenches T44, T45, T46, T48, and T49.

● Zinc

○ Up to 12.05% Zn over 1.85m (T47)

○ Broad Range: from 2% to 12% zinc ("Zn").

● Gold

○ Up to 0.55 g/t over 1.0m

○ Multiple samples >0.35 g/t gold ("Au") in Trenches T44, T45, T47

● Copper

○ Values range from 0.1% to 0.35% copper ("Cu") across various trench samples.

Technical Summary:

During the 2025 field season, Alaska Silver executed a focused trenching and sampling pit program across a 1.5 km x 600 m corridor south of the Illinois Creek airstrip and toward Dee's Spring (Figure 2). This program followed up on arsenic soil anomalies and Controlled-Source Audio-Frequency Magnetotellurics ("CSAMT") (surveyed by Zonge International Geophysics in 2022) geophysical targets identified on lines 7100750 and 7100250.

The Silver Sage zone displays classic CRD-style mineralization, with semi-massive galena, cerussite (lead carbonate derived from weathering of galena) and copper oxides exposed in multiple surface trenches (Figures 1, 3, and 4). A ~550-meter mineralized strike length has been delineated, with broader alteration spanning over 1.1km (Figure 3).

● Trench T45 ("The Galena Trench"): Exhibits the most intense galena and cerussite mineralization within a silicified breccia zone (Figures 1 and 4).

● Trench T48 ("The Indiana Jones Trench"): Located approximately 380 meters south-southwest of T45; features high-grade lead-silver-zinc mineralization and an oxidized breccia zone (Figure 4).

● Additional trenches (T44, T46, T47, T49, and T50) returned highly elevated metal values, indicating broader mineralized continuity within the Silver Sage zone with widespread alteration, multiple mineralized horizons, and complex structural repetition (Figure 4).

Figure 1: Hand sample photographs of rocks from T45 "The Galena Trench" showing feathery galena and cerussite with silicification.

Figure 2: Overview map of the Illinois Creek District prospects and resources.

+555500 E
+556000 E
+556500 E
+557000 E
SILVER SAGE
To airstrip
+7101000 N
Illinois Creek
+7100500 N
~1.1 km alteration
~550m surface mineralization footprint
+7100000 N
Greenstone
Carbonate Package
Schist Package
Dee's Spring
California Creek
2025 DH
500m
+7099500 N
+555500 E
+556000 E
+556500 E
+557000 E

Figure 3: Silver Sage Zone overview map showing the extent of alteration and mineralization as defined from surface pits and trenches.

Figure 4: Map of Silver Sage zone showing the trench locations and drill holes.

Next Steps

● Pending Drill Assays: 9-hole (906.5 m) drill program assays from Silver Sage are expected in the coming weeks.

● Geological Mapping & Structural Interpretation: Ongoing integration of drilling, trench, pit, and geophysical data

● Targeting the Source: Continued work is focusing on vectoring toward the district-scale CRD-porphyry system

Updated Disclosure Regarding Related Party Participation in Financing

Further to the Company's news release dated October 3, 2025, the Company announces that certain related parties of the Company ("Interested Parties") purchased or acquired direction or control over an aggregate of 1,112,000 Units pursuant to the financing which closed on the same date (the "Offering"). The placement to those persons constitutes a "related party transaction" within the meaning of Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions ("MI 61-101"). Notwithstanding the foregoing, the directors of the Company have determined that the Interested Parties' participation in the Offering is exempt from the formal valuation and minority shareholder approval requirements of MI 61-101 in reliance on the exemptions set forth in sections 5.5(a) and 5.7(1)(a) of MI 61-101. The Company did not file a material change report 21 days prior to the closing of the Offering as the details of the participation of Interested Parties had not been confirmed at that time.

Qualified Person

Patrick Donnelly P.Geo, Executive Vice President of Alaska Silver, is a Qualified Person under National Instrument 43-101, has reviewed and approved the scientific and technical information in this news release.

About Alaska Silver

Alaska Silver is the pioneer of one of North America's major high-grade silver and critical minerals districts at the Illinois Creek (IC) Project in western Alaska.  Anchored by the high-grade silver mineralization of the Waterpump Creek zone, 75 Moz @ 980 g/t AgEq (Inferred)1, open to the north and south and the historic Illinois Creek mine, 525 Koz AuEq - 373 Koz @ 1.3 g/t AuEq (Indicated), 152 Koz @ 1.44 g/t AuEq (Inferred)2, Alaska Silver's 100% owned carbonate replacement deposit shows significant exploration potential across its 8-km length.  Located approximately 38 kilometers from the Yukon River, the region's marine highway, the claims of the IC project cover a 100% owned land package of 80,895 acres (126.36 sq miles or 32,337 hectares).  Headquartered in both Alaska and Arizona, Alaska Silver brings together a team with a proven track record of large-scale mine discoveries.

1 Please refer to the NI 43-101 Technical Report titled "Illinois Creek Project Update, Illinois Creek Mining District, Western Alaska, USA" dated April 2, 2024 (effective date of February 20, 2024).

2 Please refer to the NI 43-101 Technical Report titled "Illinois Creek Project Update" dated September 22, 2023 (effective date of May 22, 2023).

"Kit Marrs"

Kit Marrs

President & CEO

kit@alaskasilver.com

Phone: 1-520-200-1667

For further information, please contact:

Patrick Donnelly

Executive Vice President

pat@alaskasilver.com

Or visit our website at: www.alaskasilver.com

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

Forward Looking Information

This news release contains "forward-looking information" within the meaning of applicable Canadian securities legislation. "Forward-looking information" includes, but is not limited to, statements with respect to the activities, events or developments that the Company expects or anticipates will or may occur in the future. Generally, but not always, forward-looking information can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", or "believes" or the negative connotation thereof or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved" or the negative connation thereof. This forward looking information relates to, among other things, ongoing and anticipated exploration work at the Illinois Creek Project; the anticipated timing of assay results and the expected results therefrom; the potential for an entirely new area of mineralization at Silver Sage; the potential continuity of the CRD property; the implementation of the objectives, goals and future plans of the Company including the proposed advancement of the Illinois Creek Project as currently contemplated; the expectation that exploration activities (including drill results) will accurately predict mineralization; the expectation that the Company will implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the effective targeting activities proposed by the Company; the benefits of the Company's approach to exploration; and the anticipated benefits of the Company's approach to the resource development plan.

Such forward-looking information is based on numerous assumptions, including among others, that exploration work at the Illinois Creek Project will occur as anticipated; assay results will be received when anticipated; Silver Sage will represent an entirely new area of mineralization; the CRD property will exhibit the anticipated continuity; the Company will be able to implement its objectives, goals and future plans, including the proposed advancement of the Illinois Creek Project as currently contemplated; exploration activities (including drill results) will accurately predict mineralization; the Company will be able to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the targeting activities proposed by the Company will be effective; and the Company's approach to exploration will result in the expected benefits. Although the assumptions made by the Company in providing forward-looking information is considered reasonable by management at the time, there can be no assurance that such assumptions will prove to be accurate and actual results and future events could differ materially from those anticipated in such information.

Important factors that could cause actual results to differ materially from the Company's plans or expectations include: the risk that exploration work at the Illinois Creek Project will not occur as anticipated; the risk that assay results will not be received when anticipated; the risk that Silver Sage will not represent a new area of mineralization as anticipated; the risk that the CRD property will not exhibit the anticipated continuity; the risk that the Company will not be able to implement its objectives, goals and future plans, including the proposed advancement of the Illinois Creek Project as currently contemplated; the risk that exploration activities (including drill results) will not accurately predict mineralization; the the risk that Company will not be able to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the risk that the targeting activities proposed by the Company will not be effective; the risk that the Company's approach to exploration will not result in the expected benefits; risks related to market conditions and metal prices; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company's public disclosure record on SEDAR+ (www.sedarplus.com) under the Company's issuer profile.. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in the forward-looking information or implied by forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking information. Readers are cautioned that reliance on such information may not be appropriate for other purposes. The Company does not undertake to update any forward-looking information or financial outlook that are incorporated by reference herein, except in accordance with applicable securities laws. Any forward-looking information contained in this news release is expressly qualified in their entirety by this cautionary statement. We seek safe harbor.